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                                                                    EXHIBIT 3.23

                                                               State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                       Filed 09:00 AM 12/18/2000
                                                             001632105 - 3331167

                          CERTIFICATE OF INCORPORATION
                                       OF
                              DAT ACQUISITION CORP.

      FIRST: The name of the Corporation is DAT Acquisition Corp.

      SECOND: The address of its registered office in the State of Delaware is 15 E. North Street, Dover, Delaware 19903, Kent County.

      THIRD: The nature of the business or purposes to be conducted or promoted are: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, $.0001 par value.

      FIFTH: The name and mailing address of the sole incorporator is as follows:

                        Steven H. Dubow, Esquire
                        Blank Rome Comisky & McCayley LLP
                        One Logan Square
                        Philadelphia, PA 17101

      The undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate and does hereby declare and certify that it is his act and deed and the facts stated herein are true, and accordingly does hereunto set his hand this 18 day of December, 2000.

                                               /s/ Steven H. Dubow
                                               ---------------------
                                               Steven H. Dubow, Esquire
                                               Incorporator
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                                                               State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                       Filed 09:00 AM 03/08/2001
                                                             010116192 - 3331167

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             DAT ACQUISITION CORP.

                    ----------------------------------------

            DAT Acquisition Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

      FIRST: That by written consent of the Board of Directors dated as of March 8, 2001, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for consideration of said proposed amendment by the sole Stockholder of the Corporation. The resolution setting forth the amendment is as follows:

            RESOLVED, that it is hereby proposed that Article FIRST of the Certificate of Incorporation of the Corporation be amended so that the same as amended would read as follows:

            "FIRST. The name of the Corporation is TransCore Commercial Services, Inc."

      SECOND: That thereafter, pursuant to the resolution of the Board of Directors, the proposed amendment was approved by the sole Stockholder of the Corporation by written consent dated as of March 8, 2001.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed as of this 8th day of March, 2001.

                                                DAT ACQUISITION CORP.

                                                By: /s/ Claudia F. Wiegand
                                                    ----------------------
                                                Name:  Claudia F. Wiegand
                                                Title: Vice President